UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: June 3, 2014
(Date of earliest event reported)
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

425 Walnut Street, Suite 1800, Cincinnati, Ohio	45202

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (770) 810-7800

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fiscal Year 2015 Target Annual Incentives

On June 3, 2014, the Compensation Committee of the Board of Directors of Agilysys, Inc. (the “Committee”) approved fiscal year 2015 target annual incentives for the Company’s named executive officers, as set forth below:

Name	Title	Target Annual Incentive
James H. Dennedy	President and CEO	$360,500
Janine Seebeck	Senior VP, CFO & Treasurer	$127,500
Kyle C. Badger	Senior VP, General Counsel & Secretary	$130,000
Larry Steinberg	Senior VP, Chief Technology Officer	$157,500

Item 8.01	Other Events

On June 4, 2014, the Board of Directors of Agilysys, Inc. set the date, time and location of the Company’s 2014 Annual Meeting of Shareholders. The meeting will be held on August 20, 2014, at 8:30 a.m. Eastern time at the Company’s offices at 1000 Windward Concourse, Suite 250, Alpharetta, Georgia. In order for a shareholder to bring a matter properly before the 2014 Annual Meeting present (other than a matter brought pursuant to SEC Rule 14a-8), the shareholder must comply with the requirements set forth in our Amended Code of Regulations, including: (i) be a shareholder of record at the time notice of the matter is given and at the time of the meeting, (ii) be entitled to vote at the meeting, and (iii) have given timely written notice of the matter to the Secretary. A shareholder’s notice of a matter the shareholder wishes to present at the 2014 Annual Meeting (other than a matter brought pursuant to SEC Rule 14a-8), must be received by our Secretary at our Alpharetta office, located at 1000 Windward Concourse, Suite 250, Alpharetta, Georgia 30005, no later than the close of business on June 15, 2014 ((i.e., the tenth calendar day following public disclosure of the date of the annual meeting by means of this Current Report on Form 8-K). Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2014 Annual Meeting of Shareholders must also submit their proposals so that they are received by our Secretary at our at our Alpharetta office, located at 1000 Windward Concourse, Suite 250, Alpharetta, Georgia 30005, no later than the close of business on June 15, 2014.

Item 9.01	Financial Statements and Exhibits.
(d)  Exhibits – None

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Kyle C. Badger
Kyle C. Badger
Senior Vice President, General Counsel and Secretary

Date: June 5, 2014